UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☒           Definitive Additional Materials
☐           Soliciting Material Under Rule 14a-12

Alliance Bancorp, Inc. of Pennsylvania
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	Date filed:

Dennis D. Cirucci President and Chief Executive Officer

July 6, 2011

Dear Fellow Shareholder:

You recently received proxy materials in connection with a Special Meeting of Shareholders of Alliance Bancorp, Inc. of Pennsylvania to be held Wednesday, July 20, 2011, and according to our latest records, your proxy vote for this meeting HAS NOT YET BEEN RECEIVED.

The Company is asking shareholders to vote on proposals to approve the adoption of the 2011 Stock Option Plan and to approve the adoption of the 2011 Recognition and Retention Plan and Trust Agreement.

The affirmative vote of a majority of the outstanding shares of capital stock entitled to vote on these proposals is required to approve the proposals.  FAILURE TO VOTE ON THE PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS.

The Board of Directors unanimously recommends a vote “FOR” the proposals to approve the adoption of the 2011 Stock Option Plan and to approve the adoption of the 2011 Recognition and Retention Plan and Trust Agreement.

You should be aware that both major independent shareholder advisory firms, Institutional Shareholder Services and Glass Lewis & Co., have recommended a vote in favor of the plans.

Regardless of the number of shares you own, it is important that they be represented at the Special Meeting of Shareholders.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy; you may utilize one of the options below to ensure that your vote is promptly recorded in time for the Special Meeting of Shareholders:

•	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the proxy card. Follow the instructions on your proxy card to cast your ballot.
•	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the proxy card in the postage-prepaid return envelope provided in your original package.

YOUR PARTICIPATION IS IMPORTANT – PLEASE VOTE TODAY!

If you have any questions relating to the special shareholder meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors, Eagle Rock Proxy Advisors, LLC toll-free at 908-497-2341 between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

We appreciate your support.

IF YOU HAVE ALREADY VOTED IN FAVOR OF THE PLANS, THANK YOU FOR YOUR VOTE AND DISREGARD THIS LETTER

Very truly yours,

Dennis D. Cirucci

541 Lawrence Road • Broomall, PA 19008-3599 • Phone: 610-359-6978 • Fax: 610-359-6908
www.allianceanytime.com